EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Imperial Valley Seeds, Inc.
Holtville, California

We have audited the accompanying balance sheets of Imperial Valley Seeds, Inc. (the "Company") as of December 31, 2011 and 2010 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperial Valley Seeds, Inc. as of December 31, 2011 and 2010 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
November 14, 2012

IMPERIAL VALLEY SEEDS, INC.
BALANCE SHEETS

	December 31,	December 31,	September 30,
	2010	2011	2012
ASSETS			(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$735,262	$184,807	$123,978
Accounts receivable, net	1,801,716	6,158,903	3,320,955
Inventories	29,585	-	-
Prepaid expenses	-	-	5,823
TOTAL CURRENT ASSETS	2,566,563	6,343,710	3,450,756

TOTAL ASSETS	$2,566,563	$6,343,710	$3,450,756

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$87,642	$20,923	$90,187
Dividends payable	450,000	-	-
Accounts payable - related party	1,764,352	4,530,841	733,276
Deferred revenue	196,689	50,715	91,818
Income tax payable	2,309	23,102	-
TOTAL CURRENT LIABILITIES	2,500,992	4,625,581	915,281

TOTAL LIABILITIES	2,500,992	4,625,581	915,281

STOCKHOLDERS' EQUITY
Common stock, no par value; 10,000 shares authorized;
1,000 issued and outstanding	10,000	10,000	10,000
Retained earnings	55,571	1,708,129	2,525,475
TOTAL STOCKHOLDERS' EQUITY	65,571	1,718,129	2,535,475
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,566,563	$6,343,710	$3,450,756

See accompanying notes to financial statements

IMPERIAL VALLEY SEEDS, INC.
STATEMENTS OF OPERATIONS

			Nine Months Ended
	Years Ended December 31,		September 30,
	2010	2011	2011	2012
			(unaudited)

Revenue	$6,374,276	$16,326,505	$8,868,856	$7,869,961

Cost of revenue	5,824,633	14,312,672	7,754,299	6,764,008

Gross profit	549,643	2,013,833	1,114,557	1,105,953

Operating expenses
Selling, general and administrative expenses	249,291	335,133	231,063	276,099

Total operating expenses	249,291	335,133	231,063	276,099

Income from operations	300,352	1,678,700	883,494	829,854

Net income before income tax expense	300,352	1,678,700	883,494	829,854
Income tax expense	3,029	26,142	4,359	12,508
Net income	$297,323	$1,652,558	$879,135	$817,346

See accompanying notes to financial statements

IMPERIAL VALLEY SEEDS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY

	Common	Retained	Total Stockholders'
	Stock	Earnings	Equity

Balance, December 31, 2009	$10,000	$308,248	$318,248
Distributions paid to stockholders	-	(100,000)	(100,000)
Distributions declared to stockholders	-	(450,000)	(450,000)
Net income for year ended December 31, 2010	-	297,323	297,323
Balance, December 31, 2010	10,000	55,571	65,571

Net income for year ended December 31, 2011	-	1,652,558	1,652,558
Balance, December 31, 2011	10,000	1,708,129	1,718,129

Net income for nine months ending September 30, 2012	-	817,346	817,346
Balance, September 30, 2012 (unaudited)	$10,000	$2,525,475	$2,535,475

See accompanying notes to financial statements

IMPERIAL VALLEY SEEDS, INC.
STATEMENTS OF CASH FLOWS

	Years Ended		Nine Months Ended
	December 31,		September 30,
	2010	2011	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES			(unaudited)

Net income	$297,323	$1,652,558	$879,135	$817,346
Adjustments to reconcile net income from operating activities to net cash provided by (used in) operating activities
Changes in:
Accounts receivable	(569,046)	(4,357,187)	(1,670,899)	2,837,948
Inventories	42,924	29,585	(173,975)	-
Prepaid expenses	7,260	-	-	(5,823)
Accounts payable	13,112	(66,719)	(59,717)	69,264
Accounts payable - related party	837,598	2,766,489	926,362	(3,797,565)
Deferred revenue	196,689	(145,974)	(150,948)	41,103
Income tax payable	2,309	20,793	-	(23,102)
Net cash provided by (used in) operating activities	828,169	(100,455)	(250,042)	(60,829)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to stockholders	(100,000)	(450,000)	(450,000)	-
Net cash used in financing activities	(100,000)	(450,000)	(450,000)	-

NET INCREASE OR (DECREASE) IN CASH	728,169	(550,455)	(700,042)	(60,829)

CASH AND CASH EQUIVALENTS, beginning of the period	7,093	735,262	735,262	184,807

CASH AND CASH EQUIVALENTS, end of period	$735,262	$184,807	$35,220	$123,978

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION
Dividends declared but not yet paid	$450,000	$-	$-	$-

See accompanying notes to financial statements

IMPERIAL VALLEY SEEDS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2011

(Information for the nine months ended September 30, 2011 and 2012 is unaudited)

NOTE 1 - BACKGROUND AND ORGANIZATION

Organization

Imperial Valley Seeds, Inc. ("IV Seeds" or "the Company") was incorporated in California on July 8, 1999. Imperial Valley Seeds, Inc. is a marketer of non-dormant alfalfa seed varieties to international markets, principally the Middle East, North Africa and Latin America.

Business Overview

Since its establishment, the Company has been principally engaged in selling agricultural commodities, including alfalfa seed, and to a lesser extent, Sudan grass. The Company's products are primarily sourced from Imperial Valley Milling ("IV Milling") located in the Imperial Valley of California. The Company sells a wide range of proprietary and non-proprietary, certified and uncertified, coated and uncoated alfalfa seed into a number of countries. These countries include Saudi Arabia, Argentina, Bolivia, Sudan, Ecuador, Egypt, Italy, Jordan, Kuwait, Mexico, Morocco, Peru, Algeria and Portugal.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

Unaudited Interim Financial Information

The accompanying balance sheet as of September 30, 2012, statements of operations for the nine months ended September 30, 2012 and 2011, statement of stockholders' equity for the nine months ended September 30, 2012 and statements of cash flows for the nine months ended September 30, 2012 and 2011 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of the Company's management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary for the fair presentation of the Company's statement of financial position at September 30, 2012 and its results of operations and its cash flows for the nine months ended September 30, 2012 and 2011. The results for the nine months ended September 30, 2012 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are adjusted to reflect actual experience when necessary. Significant estimates and assumptions affect many items in the financial statements. These include allowance for doubtful trade receivables, sales returns and allowances, and contingencies and litigation. Actual results may differ from those estimates and assumptions, and such results may affect income, financial position or cash flows.

Certain Risks and Concentrations

Sales to international customers represented 100% of revenue during the years ended December 31, 2011 and 2010, respectively, as well as for the nine months ended September 30, 2012 and 2011. All of the Company's sales to international customers are transactions which are denominated in U.S. Dollars. Accordingly, the Company's operations are not subject to foreign currency transactions or foreign currency translation.

The Company is also dependent upon one supplier that provides the majority of the seed the Company sells to its customers. One supplier accounted for 99% of the Company's seed requirements for years ended December 31, 2011 and 2010 and the nine months ended September 30, 2012, respectively.

Revenue Recognition

The Company derives its revenue primarily from sale of alfalfa seed and Sudan grass. Revenue is recognized when risk and title to the product is transferred to the customer, which usually occurs at the time shipment is made from the Company's facilities.

When the right of return exists in the Company's seed business, sales revenue is reduced at the time of sale to reflect expected returns. In order to estimate the expected returns, management analyzes historical returns, economic trends, market conditions and changes in customer demand. At December 31, 2011 and September 30, 2012, no customers had the right of return.

Additional conditions for recognition of revenue for all sales include the requirements that the collection of sales proceeds must be reasonably assured based on historical experience and current market conditions, the sales price is fixed and determinable and that there must be no further performance obligations under the sale. Prepayments received from customers are recorded as deferred revenue on the balance sheet

Shipping and Handling Costs

The Company records purchasing and receiving costs, inspection costs and warehousing costs in cost of goods sold. In some instances, products are shipped F.O.B. shipping point and, as a result, the Company is not obligated to pay for shipping or any costs associated with delivering its products to its customers. In these instances, costs associated with the shipment of products are not included in the Company's financial statements. When the Company is required to pay for outward freight and/or the costs incurred to deliver products to its customers, the costs are included in cost of goods sold.

Sales Commissions

Sales commission expenses are accrued for when the applicable sale is completed and all such expenses are classified within selling, general and administrative expenses on the statements of operations.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company did not have any cash equivalents at September 30, 2012 and December 31, 2011 and 2010, respectively.

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC"). Accounts are guaranteed by the FDIC up to $250,000 under current regulations.   Cash equivalents held in money market funds are not FDIC insured. Cash deposits with these banks may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk. The Company had approximately $0, $0 and $485,262 in excess of FDIC insured limits at September 30, 2012, December 31, 2011 and 2010, respectively.

Accounts Receivable

The Company provides an allowance for doubtful trade receivables equal to the estimated uncollectible amounts. That estimate is based on historical collection experience, current economic and market conditions and a review of the current status of each customer's trade accounts receivable. The allowance for doubtful trade receivables was $0 at September 30, 2012, December 31, 2011 and 2010, respectively.

Inventories

Alfalfa Seed Inventory

Inventories consist of alfalfa seed purchased from the Company's suppliers.

Inventories are stated at the lower of cost or market, and an inventory reserve would permanently reduce the cost basis of inventory. Costs for all finished goods are valued at actual cost.

Inventory is periodically reviewed to determine if it is marketable, obsolete or impaired. Inventory that is determined to not be marketable is written down to market value. Inventory that is determined to be obsolete or impaired is written off to expense at the time the impairment is identified. Because the germination rate, and therefore the quality, of alfalfa seed improves over the first year of proper storage, inventory obsolescence is not a material concern. The Company sells its inventory to distributors, dealers and directly to growers.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. The cost of plant and equipment is depreciated using the straight- line method over the estimated useful life of the asset. Long-lived assets are reviewed for impairment whenever in management's judgment conditions indicate a possible loss. Such impairment tests compare estimated undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its fair value or, if fair value is not readily determinable, to an estimated fair value based on discounted cash flows. Fully depreciated assets are retained in property, plant and equipment and accumulated depreciation accounts until they are removed from service. In case of disposals of assets, the assets and related accumulated depreciation are removed from the accounts, and the net amounts after proceeds from disposal are credited or charged to income.

Income Taxes

The Company is an S Corporation under the Internal Revenue code. As an S Corporation, the Company's taxable income flows through to its shareholders and income tax is assessed on the shareholder's individual federal and state income tax returns. Each shareholder is responsible for paying taxes on their pro rata share of the S corporation's items of income, deductions, and credits.

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment ("ASC 360-10"). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of long-lived assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. The Company performed an annual review for impairment and none existed as of December 31, 2011.

Fair Value of Financial Instruments

In the first quarter of fiscal year 2009, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"). ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non- financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

  Level 1. Observable inputs such as quoted prices in active markets;
  Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
  Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

No assets or liabilities were valued at fair value on a recurring or non-recurring basis as of September 30, 2012 or December 31, 2011 or 2010, respectively.

Effective October 1, 2008, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, "Technical Corrections and Improvements" in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on the Company's financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, "Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment" in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity's financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on the Company's financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 "Balance Sheet: Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11").  This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.  The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.  The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

NOTE 3 - INCOME TAXES

The Company is an S Corporation under the Internal Revenue code. As an S Corporation, the Company's taxable income flows through to its shareholders and income tax is assessed on the shareholder's individual federal and state income tax returns. Each shareholder is responsible for paying taxes on their pro rata share of the S corporation's items of income, deductions, and credits. The Company's income tax provision consists of a 1.5% corporate level state income tax assessed to the Company by the state of California.

The Company follows the guidance under ASC 740 in accounting for uncertainties in income taxes, which defines the thresholds for recognizing the benefits of tax return positions in the financial statements as "more-likely-than-not" to be sustained by the taxing authority. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense. At December 31, 2011, the Company has no unrecognized tax benefits and the Company's statutes of limitations are closed for all federal and state tax years before 2008 and 2007, respectively. The Company is not currently under any Internal Revenue Service or state tax examination.

NOTE 4 - STOCKHOLDERS' EQUITY

The Company is authorized to issue up to 10,000 shares of its no par value common stock. At September 30, 2012, December 31, 2011 and 2010 there were 1,000 shares issued and outstanding.

During the year ended December 31, 2010, the Company paid distributions to stockholders totaling $100,000 and also declared an additional $450,000 of distributions to be paid in 2011.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Contingencies

The Company is not currently a party to any pending or threatened legal proceedings. Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company's financial condition, results of operations or cash flows.

NOTE 6 - RELATED PARTY TRANSACTIONS

Glen D. Bornt, a shareholder, Vice President and member of the Board of Directors of the Company, is also the founder, majority shareholder and President of Imperial Valley Milling Company. Fred Fabre, the Company's President, Board of Director member, and shareholder, is also a shareholder of Imperial Valley Milling Company.

IV Milling conducts an alfalfa and other seed sourcing, cleaning and supply business and historically, the majority of the seed that IV Milling processes has been sold to IV Seeds.

During the years ended December 2011 and 2010, IV Seeds purchased $13,545,299 and $5,338,098 of seed from IV Milling. During the nine months ended September 30, 2012 and 2011, IV Seeds purchased $5,817,532 and $7,486,941 of seed from IV Milling.

Amounts due to IV Milling totaled $733,276, $4,530,841 and $1,764,352 at September 30, 2012, December 31, 2011 and 2010, respectively.

NOTE 7 - SUBSEQUENT EVENTS

On October 1, 2012, the Company sold substantially all of the assets of the Company to S&W Seed Company pursuant to the Acquisition Agreement entered into on September 28, 2012. Pursuant to the Acquisition Agreement, the Company sold substantially all of the assets of the Company, other than assets expressly excluded in the Acquisition Agreement. The "excluded assets" included cash on hand, all accounts and other receivables of IVS, all inventory of the IVS Business and all minute books and ownership records of IVS and any IVS Assets sold or other disposed of in the ordinary course of the operation of the IVS Business between execution and closing. The Company did not sell any IVS liabilities.

Pursuant to the Acquisition Agreement, the Company received cash in the amount of $3,000,000, a five-year unsecured, subordinated promissory note in the principal amount of $500,000, 400,000 shares of S&W Seed Company's unregistered common stock, valued at $2,432,000 and will receive $250,000 over a five-year period for a non-competition agreement, for total consideration of $6,182,000. The non-compete portion of the consideration will be paid in five annual installments of $50,000 to Mr. Fabre.